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                                                                   EXHIBIT 23(b)


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of Amendment No. 1 to the Registration Statement on Form
S-3 (No. 33-55839) of Wachovia Corporation of our report dated January 15, 1992, relating to the financial statements of South Carolina National Corporation and subsidiaries for the year ended December 31, 1991, which is incorporated by reference in Wachovia Corporation's Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the reference to us under the heading "Experts" in such Prospectus.



Price Waterhouse LLP
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PRICE WATERHOUSE LLP

Columbia, South Carolina

November 18, 1994